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                                                                  EXHIBIT 10.53

Executive Employment Agreement                           EXECUTIVE:
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                              BINDVIEW CORPORATION

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is made between BindView Development Corporation, a Texas corporation (the "COMPANY"), and the "EXECUTIVE" identified above. Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement, when executed by both the Executive and the Company, is effective as of the date executed by the Executive as written on the signature page ("EFFECTIVE DATE"). This Agreement replaces and supersedes any and all prior employment agreements between the Company and the Executive, but does not supersede or replace stock-option agreements, Benefit-related agreements, and the like. 1. BACKGROUND.

1.1 The Executive currently holds an executive position with the Company and/or with another BindView Company. As a result, the Executive has significant responsibility for the Company's management, profitability and growth. Likewise, the Executive possesses an intimate knowledge of the Company's business and affairs, including its policies, plans, methods, personnel, opportunities, and challenges.

1.2 The Compensation Committee of the Company's Board of Directors (the "Board") considers the continued employment of the Executive to be in the best interests of the Company and its shareholders. The Compensation Committee desires to structure the Executive's compensation to encourage the Executive to remain in service to the Company, in part by providing for certain severance benefits if the Executive's employment ends in certain specified ways.

1.3 If the Executive is designated by the Company to serve as an officer (or comparable position) of another BindView Company and to be based in a non-U.S. country in which such other BindView Company is based, then the Company may, in its sole discretion from time to time:

       (a) direct the Executive to fulfill particular ones of the Executive's obligations to the Company by performing such obligations for the benefit of such other BindView Company, mutatis mutandis ("necessary changes having been made"); and

       (b) fulfill its obligations to the Executive by causing such other BindView Company to fulfill such obligations.

2. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below. Other defined terms have the meanings set forth in the provisions of this Agreement in which they are used.

2.1    BASE SALARY - see Section 4.1.

2.2 BENEFIT means any Company- provided or -sponsored pension plan, 401k plan, insurance plan, employee stock purchase plan, or other employee benefit plan, program or arrangement, made available to to employees of the particular BindView Company that is based in the country where the Executive is based. EXAMPLE: If (i) a particular benefit is provided to the employees of

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       BindView UK Limited generally, and (ii) the Executive is based in the UK, then (iii) such benefit will be deemed a Benefit for purposes of this Agreement.

2.3 BINDVIEW BUSINESS is intentionally defined broadly in view of the Executive's senior position with the Company; it means (1) any business engaged in by the Company or any other BindView Company during the Executive's Employment, or (2) any other business as to which the Company or any other BindView Company has made demonstrable preparation to engage in during such Employment and (i) in which preparation the Executive materially participated, or (ii) concerning which preparation the Executive had access to Confidential Information.

2.4 BINDVIEW COMPANY or BINDVIEW COMPANIES means BindView and its affiliates. For purposes of this Agreement, (i) an affiliate of a Person is defined as any other Person that controls or is controlled by or is under common control with that Person, and (ii) control is defined as the direct or indirect ownership of at least fifty percent (50%) of the equity or beneficial interest in such Person or the right to vote for or appoint a majority of the board of directors or other governing body of such Person.

2.5 BINDVIEW INVENTION means any Invention that is made, conceived, or reduced to practice by any person (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and the Invention either: (i) involves equipment, supplies, facilities, or trade secret information of any BindView Company; (ii) involves the time for which the person was compensated by any BindView Company; (iii) relates to any BindView Business; or (iv) results, in whole or in part, from work which the person performed for any BindView Company.

2.6 BINDVIEW MATERIALS means any and all reports, notes, emails, manuals, computer programs or data, photographs, and all other recorded, written, or printed matter, in any format (including but not limited to electronic and hard-copy formats), (i) that the Executive receives from any BindView Company, or (ii) that the Executive creates during the Employment and that relate to any BindView Business, or (iii) that contain Confidential Information of any BindView Company.

2.7 BONUS POTENTIAL AT TARGET means the bonus amount that would be earned by the Executive under the Corporate Bonus Plan if On-Target Performance has been achieved. The Executive's current Bonus Potential At Target is set forth in Schedule 1. Such bonus amount shall be automatically increased by the same percentage as any increase in Base Salary (see also Section 4.1), as well as any other increases in such bonus amount that the Company, in its sole discretion, may grant in the future. If such bonus amount is increased at any time, then the resulting increased bonus amount shall be deemed the Bonus Potential At Target for all purposes hereunder.

2.8 BONUS POTENTIAL EARNED means the amount of the Executive's Bonus Potential At Target that was earned during the bonus period in question. The amount earned will be equal to the Percent of Bonus Potential at Target Earned (as that term is used in the Corporate Bonus Plan) during the bonus period that corresponds to actual performance during that period, multiplied by the Executive's Bonus Potential At Target. The amount earned will be prorated for any bonus period the Executive was not employed by the Company for the entire bonus period based on the portion of the bonus period the Executive was employed by the Company. In no event will any portion of the Bonus Potential


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       At Target be deemed to have been earned by the Executive if the Executive resigns other than for Good Reason or if the Employment is terminated for Cause.

2.9    CAUSE:  As used in this Agreement:

       (a) The term "Cause" or "for cause" or "with cause" (in upper or lower case) means only any one or more of the following except as excluded by subparagraph (b): (1) the Executive's conviction of a felony; (2) the Executive's willful, material and irreparable breach of this Agreement (other than for reason of illness or disability); (3) the Executive's gross negligence in the performance of, or intentional nonperformance of or inattention to, the Executive's material duties and responsibilities hereunder, continuing for thirty (30) days after receipt of written notice of need to cure the same; or (4) the Executive's willful dishonesty, fraud or material misconduct with respect to the business or affairs of the Company.

       (b) The terms "Cause," "for cause," and "with cause" (in upper or lower case) shall not include any of the following: (1) bad judgment; (2) negligence other than gross negligence; (3) any act or omission that was based upon (i) authority given pursuant to a resolution duly adopted by the Board, (ii) instructions of the chief executive officer of the Company or (iii) the advice of counsel for the Company; or (4) any act or omission that the Executive believed in good faith to have been in the interest of the Company, without intent of the Executive to gain therefrom, directly or indirectly, a personal profit to which he was not legally entitled.

2.10 COBRA means the Consolidated Omnibus Budget Reconciliation Act, as the same may be amended from time to time, or any successor statute, together with any applicable regulations in effect at the time in question.

2.11 CONFIDENTIAL INFORMATION means information of any BindView Business that the Executive learns in the course of the Employment, other than information which the Executive can show: (i) was in the Executive's possession or within the Executive's knowledge before the Employment; or
       (ii) is or becomes generally known to persons who could take economic advantage of it, other than officers, directors, and employees of the BindView Companies, without breach of an obligation to a BindView Company; or (iii) the Executive obtained from a party having the right to disclose it without violation of an obligation to a BindView Company. No combination of information will be deemed to be within any of the four exceptions (i) through (iii) in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception.

2.12 CORPORATE BONUS PLAN refers to the plan that provides for incentive-based annual corporate bonuses for all Company employees other than those paid sales commissions, or such other bonus plan as the Company may from time to time adopt in its sole discretion, for providing such incentive-based annual bonuses. The Corporate Bonus Plan shall establish the bonus levels by employee group and the Company- and employee-performance criteria required for specified bonus payment percentages to be earned. Any such employee-performance criteria which the Company makes applicable to the Executive shall be consistent with the Executive's Office and Position.


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2.13   DAY, in upper or lower case, means a calendar day except as otherwise stated.

2.14 DESIGNATED OWNER means (i) the Company or (ii) if from time to time the Company designates one or more other BindView Companies to own certain inventions or other intellectual-property rights, such designated other BindView Company.

2.15 DISABILITY means the inability of the Executive to perform his duties hereunder for a continuous period exceeding three months (excluding any leaves of absences approved by the Company), as a result of incapacity due to mental or physical injury or illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

2.16     EMPLOYMENT means the Executive's employment with the Company.

2.17 GOOD REASON means the occurrence of any one or more of the following events without the Executive's express prior written consent (see also the notice-and-cure provision in the definition of Resignation for Good Reason):

       (a) (1) removal of the Executive from the Office or Position, or (if re-election is required for the Executive to retain the Office or Position) failure to re-elect the Executive to the Office or Position; or (2) a material diminution in the Executive's Office, Position, status, duties, or responsibility from that held by the Executive immediately prior to such change; or (3) the assignment by the Company to the Executive of duties that are materially inconsistent with the Executive's Office or Position;

       (b) (1) the Company's requiring the Executive to perform a majority of his duties or to be permanently based outside of, or the moving of the Executive's principal office space from, the Company's Principal Operating Offices; or (2) the Company's requiring the Executive to be permanently based (meaning requiring the Executive to perform a majority of his duties for a period of more than 30 days) anywhere other than within 50 miles of the Executive's job location at the time that the directive for such relocation is made by the Company;

       (c) any Reduction in the Executive's Base Salary (except as provided in the next sentence), Bonus Potential At Target, or other compensation (including without limitation any Reduction of any non-contingent bonus- or incentive compensation for which the Executive is eligible). Notwithstanding the previous sentence, the Executive's Base Salary may be reduced by the Company one time during the Employment, if, and on condition that, such reduction is part of a uniform, across-the-board base salary reduction in which the same percentage reduction is applied to all executives of the Company of comparable position and responsibility;

       (d) failure to provide the Executive with any Benefit for which the Executive is eligible under the Benefit plan's requirements (and, if such Benefit in question is optional, which the Executive has elected to receive);

       (e) any failure of the Company to fulfill its obligations under this Agreement or under any stock or stock option agreement, change of control agreement, bonus, benefit or incentive plan or


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Executive Employment Agreement                           EXECUTIVE:
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           other agreement between the Executive and the Company (see also the notice-and-cure provision in the definition of Resignation for Good Reason);

       (f) failure of the Company to provide or maintain a Corporate Bonus Plan whereby the Executive may earn a bonus as set forth in Section 4.2; or

       (g) any purported termination by the Company of the Employment other than as expressly permitted by this Agreement.

2.18 INVENTION means any and all inventions, discoveries, and improvements, whether or not patentable, along with any and all materials and work product relating thereto.

2.19 OFFICE means the office in the Company set forth in Schedule 1. If the Company in its sole discretion promotes the Executive to a more senior office in the Company (e.g., vice president to senior vice president), then the such more senior office shall be deemed the Office for all purposes hereunder.

2.20 ON-TARGET PERFORMANCE means the point at which the requirements under the Corporate Bonus Plan necessary for a full payout of the Bonus Potential at Target have been achieved. The Company performance requirements necessary for a full payout will be the same for all employees participating in the Corporate Bonus Plan.

2.21 PERSON means a natural person, corporation, partnership, or other legal entity, or a joint venture of two or more of the foregoing.

2.22 POSITION means the area of responsibility so identified in Schedule 1. If the Company in its sole discretion increases the Executive's area of responsibility, then such increased area of responsibility shall be deemed the Position for all purposes hereunder.

2.23 PRINCIPAL OPERATING OFFICES means the principal office of the BindView Company to which the Executive is assigned by the Company.

2.24 REDUCTION, as applied to any aspect of the Executive's compensation or benefits, means any exclusion, discontinuance without comparable replacement, diminution, or reduction in the same as in effect immediately prior to such exclusion, discontinuance, diminution, or reduction.

2.25 RESIGN FOR GOOD REASON or Resignation for Good Reason means that all of the following occur:

       (a) the Executive notifies the Company in writing, or the Company notifies the Employee in writing, in accordance with the notice provisions of this Agreement or otherwise, of the occurrence of one or more events constituting Good Reason hereunder;

       (b) the Company fails to revoke, rescind, cancel, or cure the event (or if more than one, all such events) that was the subject of the notification under subparagraph (a) within 10 business days after such notice; and

       (c) within ten (10) business days after the end of the ten-business-day period described in subparagraph (b), the Executive delivers to the Company a notice of resignation in accordance with this Agreement.


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2.26   SCHEDULE 1 means Schedule 1 set forth at the end of this Agreement above the parties' signatures.

2.27 SEVERANCE BENEFITS means the post-employment compensation and benefits to be provided to the Executive by the Company in as set forth in Section 6.

2.28   SEVERANCE PAYMENT - see Section 6.1.

2.29 TERMINATION DATE means the effective date of a termination of the Employment by either the Company or the Executive.

2.30 TRIBUNAL means an arbitration panel, court, or other body of competent jurisdiction that is deciding a matter relating to this Agreement.

3.     EMPLOYMENT.

3.1 Position; Office. Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, in the Office and Position referred to in Schedule 1.

       (a) The Executive will (i) devote his full time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his Employment hereunder;
           (ii) use his best efforts to promote the interests and goodwill of the Company; (iii) perform such other duties commensurate with the Office and Position as the Chief Executive Officer of the Company may from time-to-time assign to the Executive.

       (b) This Section 3.1 shall not be construed as preventing the Executive from (i) serving on corporate, civic or charitable boards or committees (only with the prior approval of the chief executive officer of the Company in the case of corporate boards), (ii) engaging in other business activities that do not represent a conflict of interest with the full execution of his duties to the Company, or (iii) making investments in other businesses or enterprises; provided that in no event shall any such service, business activity or investment require the provision of substantial services by the Executive to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of the Executive's duties hereunder.

3.2 Office Space, Equipment, etc. The Company shall provide the Executive with office space, related facilities, equipment, and support personnel that are commensurate with the Office and Position.


3.3    Expense Reimbursement.

       (a) The Company will timely reimburse the Executive for reasonable business expenses incurred by the Executive in connection with the Employment in accordance with the Company's then-current policies.

       (b) Without limiting Section 2.17(b) (Good Reason includes relocation without consent), or this Section 3.3, if the Company determines that the Executive shall be relocated, then the Company shall, in connection with such relocation, pay or reimburse the Executive for all reasonable moving expenses incurred by the Executive.


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4.     COMPENSATION AND BENEFITS DURING EMPLOYMENT. During the Employment, the
       Company shall provide compensation and benefits to the Executive as follows.

4.1 Base Salary. The Company shall pay the Executive a base salary at a rate (before deductions, e.g., for employee-paid insurance premiums; deferrals, e.g., for flex-plan contributions; or withholding) not less than the Base Salary rate set forth in Schedule 1. If the Company in its sole discretion increases the Executive's base salary, then such increased salary shall be deemed the Base Salary for all purposes hereunder. All salary payments shall be made in accordance with the normal payroll practices of the Company but in no less than equal semi-monthly installments, less withholding or deductions required by law or agreed to by the Executive.

4.2 Annual Bonus. In addition to the Base Salary, the Executive will participate in the Company's Corporate Bonus Plan. Executive will be paid his Bonus Potential Earned pursuant to terms of the Corporate Bonus Plan based on his Bonus Potential At Target and his actual performance during the bonus period. The Bonus Potential Earned, if any, will be paid in full in cash at the same time as the payment of annual bonuses under the Corporate Bonus Plan are made to other participants in the plan, with such time to be determined by the Company in its discretion but in no event later than (i) 15 days following the completion of the Company's annual audit or (ii) the date that the Bonus Potential Earned must be paid in order to be deductible by the Company for U.S. federal income tax purposes for the tax year in which the Bonus Potential Earned was earned, whichever is later.

4.3 Benefits. The Executive shall, upon satisfaction of legal or applicable third-party provider eligibility requirements with respect thereto, be entitled to participate in all Benefits now or hereafter in effect or that are hereafter made generally available to the employees of the Company or of the BindView Company to which the Executive is assigned by the Company, as applicable. The previous sentence shall not be construed as limiting the Company's right, in its sole discretion, to add to, reduce, modify, or eliminate any such Benefit. In addition, the Company shall maintain for the Executive any specific benefits set forth in
       Schedule 1.

4.4 Vacation; Holidays; Sick Leave. During the Employment the Executive shall be entitled to sick leave, holidays, and an annual vacation, all in accordance with the regular policy of the Company or of the BindView Company to which the Executive is assigned by the Company (but in no event less than the minimum annual vacation set forth in Schedule 1), during which time his compensation and benefits shall be paid or provided in full.

4.5 Annual Compensation Review. At least annually during the Employment, the Company shall review with the Executive the Base Salary, the Bonus Potential At Target, and all other forms of compensation, which the Executive is then receiving (or, in the case of contingent compensation, for which the Executive is a participant in the applicable plan). The Base Salary may be increased (but not decreased) from time to time as determined by the Company's board of directors or the compensation committee thereof. The Executive's Bonus Potential At Target shall be automatically increased by the same percentage as any increase in the Base Salary as provided in Section 4.1. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to the Executive under this Agreement. The Base Salary may not be decreased without the Executive's express prior written consent.


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5.     TERMINATION OF EMPLOYMENT.

5.1 At-Will Employment; Termination Date. The Executive will be an "at will" employee during the entire time of the Employment. Either the Company or the Executive may terminate the Employment at any time, for any reason or no reason, with or without cause. Any such termination shall be by notice in accordance with this Agreement. The Termination Date of the Employment will be the termination date stated in the Company's notice of termination to the Executive or in the Executive's notice of resignation to the Company, as applicable.

5.2 Notice of Resignation; Waiver of Notice Period. If the Executive resigns from the Company, the Executive will give the Company at least two (2) weeks' prior notice of resignation. The Company may in its discretion waive any notice period stated in the Executive's notice of resignation, in which case the Termination Date of the Employment will be the date of such waiver.

5.3 No Termination of Agreement Per Se. Termination of the Employment will not terminate this Agreement per se; to the extent that either party has any right under applicable law to terminate this Agreement, any such termination of this Agreement shall be deemed solely to be a termination of the Employment without affecting any other right or obligation hereunder except as provided herein in connection with termination of the Employment.

5.4 Termination for Disability. If the Company determines in good faith that the Executive has become subject to a Disability during the Employment (pursuant to the definition of Disability as set forth in this Agreement) and that it intends to terminate the Employment for that reason, then it shall give to the Executive written notice in accordance with this Agreement of its intention to terminate the Executive's employment. If the Company gives the Executive such written notice, the Executive's Employment shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within such 30-day period, the Executive has not returned to full-time performance of the Executive's duties.

5.5 Exit Interview. If the Employment is terminated for any reason other than death, then to help the Company protect its intellectual property rights and other interests, the Executive shall cooperate in such exit-interview procedures as may be reasonably requested by the Company and are in keeping with the Company's employment and termination policies for all employees, including but not limited to providing the Company with reasonably complete and accurate information about any plans the Executive may have for future employment to the extent such information directly relates to the Company's protection of its intellectual property rights. The Company shall complete this exit-interview process within 30 days after the Termination Date.

5.6 Transition of Email, etc. If the Employment is terminated by either the Executive or the Company, the Company will provide reasonable cooperation in (i) permitting the Executive to copy or remove the Executive's personal files (not including Company confidential information) from the Executive's computer and office, and (ii) arranging for any personal emails or phone messages to be forwarded to the Executive.

5.7 Payments Following Termination . If the Employment is terminated for any reason, either by the Company or by the Executive's resignation, then the Company shall pay the Executive the following


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       amounts as part of the Company's next regular payroll cycle but in no event later than thirty (30) days after the Termination Date, to the extent that the same have not already been paid:


       (a) any and all salary and vacation pay earned through the Termination Date; and

       (b) any reimbursable expenses properly reported by the Executive. The Company shall also pay any Bonus Potential Earned at the same time that payments are made to other participants in the Corporate Bonus Plan.

6.     SEVERANCE BENEFITS UPON CERTAIN TERMINATIONS

6.1 Severance Payment. If (1) the Employment is terminated by the Company other than for Cause, or (2) the Executive resigns for Good Reason, or
       (3) the Executive dies, then:

       (a) the Company shall pay to the Executive, if living, an amount (the "SEVERANCE PAYMENT") equal to one-half of the highest [annual] Base Salary in effect (i) during the 12 months immediately prior to the Termination Date or (ii) during the Employment, if the Employment has lasted less than 12 months. The Severance Payment shall be paid in equal, twice-monthly installments over a period of six (6) months, beginning on the Termination Date.

       (b) if the Executive is not living, then the Severance Payment shall be paid to the Executive's heir(s), assign(s), successor(s)-in-interest, or legal representative(s), in the same manner as specified in subparagraph (a); and

       (c) as a condition to providing the Executive with the Severance Payment, the Company, in its sole discretion, may require the Executive to first execute a release, in the form attached hereto as Exhibit A or such other form as advised by the Company's counsel to conform to applicable law.

6.2 Continuation of Insurance and Related Benefits. If (1) the Employment is terminated by the Company other than for Cause, or (2) the Executive resigns for Good Reason, or (3) the Executive dies, then:

       (a) The Company shall, to the greatest extent permitted by applicable law and the terms and conditions of the applicable insurance or benefit plan, maintain the Executive (if living) and the Executive's dependents as participants in the life, health, dental, accident, disability insurance, and similar benefit plans offered to (and on the same terms as) other Senior Executives, for the same number of months as the number of months over which installments of the Severance Payment are to be paid per Section 6.1.

       (b) To the extent that applicable law or the terms and conditions of the applicable insurance or benefit plan do not permit the Company to comply with subparagraph (a), the Company shall reimburse the Executive (if living) and the Executive's dependents, for all expenses incurred by any of them in maintaining the same levels of coverage under COBRA as in the plans referred to in subparagraph (a), for the same period as provided in subparagraph (a), but solely to the extent that such expenses exceed the deduction or amount that would have


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           been required to be paid by the Executive for such coverage if the
           Employment had not been terminated.

       (c) If Employment is terminated by the Executive's death, or if the Executive dies before the expiration of the Company's obligation under this Section 6.2, then the Company shall continue to maintain coverage for the Executive's dependents under all insurance plans referred to in this Section 6.2 for which such dependents had coverage as of the date of the Executive's death, at the same coverage levels and for the same period of time as would have been required had the Executive not died.

       (d) Following the expiration of such coverage period by the Company the Executive (if living) and the Executive's dependents will be entitled to elect to maintain coverage under such insurance- and benefit plans in accordance with COBRA to the fullest extent available under law.

6.3 D&O Insurance and Indemnification. Through at least the tenth anniversary of the Termination Date, the Company shall maintain coverage for the Executive as an additional insured on all directors' and officers' insurance maintained by the Company for the benefit of its directors and officers on at least the same basis as all other covered individuals and provide the Executive with at least the same corporate indemnification as it provides to other Senior Executives.

6.4    No Other Severance Benefits. Other than as described above in this
       Section 6, the Executive shall not be entitled to any payment, benefit, damages, award or compensation in connection with termination of the Employment, by either the Company or the Executive, except as may be expressly provided in another written agreement, if any, executed by the Executive and by an authorized officer of the Company. Neither the Executive nor the Company is obligated to enter into any such other written agreement.

6.5 No Waiver of ERISA-Related Rights. Nothing in this Agreement shall be construed to be a waiver by the Executive of any benefits accrued for or due to the Executive under any employee benefit plan (as such term is defined in the Employees' Retirement Income Security Act of 1974, as amended) maintained by the Company, if any, except that the Executive shall not be entitled to any severance benefits pursuant to any severance plan or program of the Company other than as provided herein.

6.6 Mitigation Not Required. The Executive shall not be required to mitigate the amount of any payment or benefit which is to be paid or provided by the Company pursuant to this Section 6. Any remuneration received by the Executive from a third party following termination of the Employment shall not apply to reduce the Company's obligations to make payments or provide benefits hereunder.

7. TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement, or under any other agreement between the Executive and the Company, all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


8.     CONFIDENTIAL INFORMATION.

8.1 The Executive acknowledges that the law provides the Company with protection for its trade secrets and confidential information. The Executive will not disclose, directly or indirectly, any Confidential Information except (i) with the prior authorization of the Company's management, or (ii) pursuant to legal process (e.g., a subpoena), provided that the Executive notifies the Company immediately upon receiving or becoming aware of the legal process in question and cooperates with the Company in attempting to preserve the confidentiality of the Confidential Information. The Executive will not use any Confidential Information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

8.2 The Executive will strictly adhere to any obligations that may be owed to former employers insofar as the Executive's use or disclosure of their confidential information is concerned.

8.3 All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by the Executive during the Employment are the property of the Company. Upon any termination of the Employment, regardless of the circumstances, the Executive will immediately deliver to the Company all property of the Company which may still be in the Executive's possession. The Executive will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after termination thereof, except as authorized by the Company management.

9. OWNERSHIP OF INTELLECTUAL PROPERTY. The following provisions apply except to the extent, if any, expressly stated otherwise in Schedule 1.

9.1 The Company will be the sole owner of any and all BindView Inventions and BindView Materials which the Executive participates in inventing or developing in any way. The Executive will promptly disclose to the Company, or its nominee(s), without additional compensation, all BindView Inventions and BindView Materials. The Executive will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for BindView Inventions and BindView Materials, including but not limited to signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents. To the extent that any BindView Invention or BindView Materials are eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, the same will be deemed as such, without additional compensation to the Executive.

9.2 To the extent that, as a matter of law, the Executive retains any so-called "moral rights" or similar rights as in any BindView Invention or BindView Materials, the Executive authorizes the Company or its designee to make any changes it desires to any part of the same; to combine any such part with other materials; and to withhold the Executive's identity in connection with any business operations relating to the same; in any case without additional compensation to the Executive.

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


10.    NONCOMPETITION COVENANT.

10.1 The Company agrees to provide the Executive, during the Employment, with on-going access to pre-existing and new Confidential Information commensurate with the Executive's duties, including but not limited to access to appropriate portions of the Company's computer network. To aid in the protection of the Company's legitimate interests in such Confidential Information, and further in consideration of the Company's agreement hereunder to provide the Executive with Severance Benefits, the Executive agrees that, beginning on the date that the Company first provides the Executive with such access in any form, and ending one year thereafter (subject to tolling as provided in Section 10.4), unless the Company in its sole discretion gives its prior written consent, the Executive will not, directly or indirectly:

       (a) participate, for himself or on behalf of any other Person, in any business that competes with any BindView Business anywhere in the world, where the Executive's Employment related in any way to such BindView Business. As used in the previous sentence, "participate" includes but is not limited to permitting the Executive's name directly or indirectly to be used by or to become associated with any other Person (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) in connection with such competing business;

       (b) interfere, directly or indirectly, with the relationship between any BindView Company and its employees by inducing any such employee to terminate his or her employment;

       (c) solicit for employment, directly or indirectly, on behalf of the Executive or any other Person, any person who is at the time in question, or at any time in the then-past three-month period has been, an employee of any of the BindView Companies; or

       (d) induce or assist any other Person to engage in any of the activities described in subparagraphs (i) through (iii).

10.2 The Executive acknowledges that the Company would not permit the Executive to have or to continue to have access to Confidential Information without the Executive's agreement to the restrictions in
       Section 10.1. The Executive further acknowledges and agrees that: (i) the restrictions in Section 10.1 are fair and reasonable and the result of negotiation, relate to special, unique and extraordinary matters.

10.3 If the Executive has never been provided with any access to Confidential Information at the time the Employment is terminated (including but not limited to never having been provided access to an email account or other access to a computer network of any BindView Company), then the Executive will be automatically released from the restrictions in Section 10.1. Such release will be the Executive's EXCLUSIVE REMEDY for any actual or alleged breach of this Agreement by the Company in not providing such access.

10.4 If the Executive violates the restrictions set forth in Section 10.1, and the Company brings a legal action for injunctive or other relief, the Company shall not be deprived of the benefit of those restrictions. Accordingly, the restrictions in Section 10.1 will be tolled during any period in which

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


       the Executive violates any of such restrictions until the date of entry by a court of competent jurisdiction of a final judgment enforcing such restrictions in Section 10.1, as written or as modified by the court.

10.5 The Company will not unreasonably withhold its consent under Section 10.1 to the Executive's employment, after the Employment, by a corporation that competes with one or more of the BindView Companies, but only if, before starting the new employment, the Executive provides the Company with a document reasonably satisfactory to the Company, signed by both the Executive and such corporation, containing (i) a written description of the Executive's duties in the new job, and (ii) specific assurances that in the new job the Executive will neither use nor disclose Confidential Information of any BindView Company.

10.6 The Executive may acquire a direct or indirect ownership interest of not more than 5% of the outstanding securities of any corporation which is engaged in activities prohibited by Section 10.1 which is listed on any recognized securities exchange or traded in the over-the-counter market in the United States, provided that such investment is of a totally passive nature and does not involve the Executive's devoting time to the management or operations of such corporation.

10.7   If a Tribunal determines that any of the restrictions set forth in
       Section 10.1 is unreasonably broad or otherwise unenforceable under applicable law, then (i) such determination shall be binding only within the geographical jurisdiction of the Tribunal, and (ii) the restriction will not be terminated or rendered unenforceable, but instead will be reformed (solely for enforcement within the geographic jurisdiction of the Tribunal) to the minimum extent required to render it enforceable.

11. EMPLOYEE HANDBOOKS, ETC. From time to time, the Company may, in its discretion, establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. The Executive will adhere to and follow all rules, regulations, and policies of the Company set forth in such manuals, handbooks, or statements as they now exist or may later be amended or modified. Such manuals, handbooks and statements do not constitute a part of this Agreement nor a separate contract, and shall not be deemed as amending this Agreement or as creating any binding obligation on the part of the Company, but are intended only for general guidance.

12     ARBITRATION.

12.1 Except as set forth in Section 12.3 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of (by statute, common law, or otherwise) or relating to (i) this Agreement or its interpretation, performance, or alleged breach, or (ii) the Employment, including but not limited to its commencement and its termination, will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (AAA) in effect on the date of the demand for arbitration.

12.2 The arbitration shall take place before a single arbitrator, who will preferably but not necessarily (x) be a practicing attorney, and (y) have at least five years' experience in working in or with

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


       computer software companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which the Executive's principal office space is located at the time of the dispute or was located at the time of termination of the Employment (if applicable). Unless otherwise agreed by the parties, the Company will pay all reasonable fees and expenses charged by the arbitrator and the AAA but will not pay the Executive's fees or expenses associated with the arbitration. The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

12.3 To protect Inventions, trade secrets, or other confidential information, the Company may seek temporary, preliminary, and permanent injunctive relief in a court of competent jurisdiction, including but not limited to an injunction enforcing the provisions of Sections 8, 9, and 10, in each case, without waiving its right to arbitration.

12.4 At the request of either party, the arbitrator may take any interim measures s/he deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

13.    OTHER PROVISIONS.

13.1 This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns and (ii) the Executive and the Executive's heirs and legal representatives, except that the Executive's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part without the Company's prior written consent.

13.2 The Executive represents and warrants (i) that he has no obligations, contractual or otherwise, inconsistent with the Executive's obligations set forth in this Agreement, and (ii) that all of his responses to any requests, by or on behalf of the Company, for information and/or documents, in connection with the Company's hiring of the Executive and/or with the negotiation of this Agreement, are truthful and complete.

13.3 All notices and statements with respect to this Agreement must be in writing and shall be delivered by certified mail return receipt requested; hand delivery with written acknowledgment of receipt; or overnight courier with delivery-tracking capability. Notices to the Company shall be addressed to the Company's general counsel or chief executive officer at the Company's then-current Principal Operating Offices. Notices to the Executive may be delivered to the Executive in person or to the Executive's then-current home address as indicated on the Executive's pay stubs or, if no address is so indicated, as set forth in the Company's payroll records. A party may change its address for notice by the giving of notice thereof in the manner hereinabove provided.

13.4 If the Executive Resigns for Good Reason because of (i) the Company's failure to pay the Executive on a timely basis the amounts to which he is entitled under this Agreement or (ii) any other breach of this Agreement by Company, then the Company shall pay all amounts and damages to which the Executive may be entitled as a result of such failure or breach, including interest thereon at the maximum non-usurious rate and all reasonable legal fees and expenses and other costs incurred by

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


       the Executive to enforce the Executive's rights hereunder and the Executive will be relieved of all obligations under Section 10 (noncompetition).

13.5 This Agreement sets forth the entire present agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

13.6 Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

13.7 If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

13.8 This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in entirely Texas by residents of that State.

13.9 No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

13.10 Termination of the Employment, with or without Cause, will not affect the continued enforceability of this Agreement.

13.11 Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

13.12 This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement manually signed by one party and transmitted to the other party by FAX or in image form via email shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


-------------------------------------------------------------------------------
                                   SCHEDULE 1
-------------------------------------------------------------------------------
Effective Date                                  December 30, 2002
-------------------------------------------------------------------------------
Office / Position                               Vice President of ________
-------------------------------------------------------------------------------
Base Salary                                     $ ______ per year
-------------------------------------------------------------------------------
Bonus Potential At Target                       $ ______
-------------------------------------------------------------------------------
Minimum annual vacation                         20 business days
-------------------------------------------------------------------------------
Specific benefits                               Reserved parking space
-------------------------------------------------------------------------------

THIS AGREEMENT CONTAINS PROVISIONS REQUIRING BINDING ARBITRATION OF DISPUTES, WHICH HAVE THE EFFECT OF WAIVING EACH PARTY'S RIGHT TO A JURY TRIAL. By signing this Agreement, the Executive acknowledges that the Executive (1) has read and understood the entire Agreement; (2) has received a copy of it (3) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (4) agrees to be bound by it. Executed and effective as of the Effective Date.

BINDVIEW CORPORATION, BY:                          EXECUTIVE


---------------------------                        ----------------------------
Eric J. Pulaski, President                         Signature
and Chief Executive Officer

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


                                    EXHIBIT A
                             FORM OF GENERAL RELEASE

I, the undersigned, execute this release ("Release") in consideration of, and as a condition precedent to, my being provided certain Severance Benefits pursuant to an Executive Employment Agreement, between myself (referred to therein as the "Executive") and BINDVIEW CORPORATION ("BindView").

1. On behalf of myself, my attorneys, heirs, executors, administrators, successors, and assigns, I hereby fully release and discharge BindView, its parent, subsidiary, and affiliate corporations, and related companies, as well as all predecessors, successors, assigns, directors, officers, partners, agents, employees, former employees, heirs, executors, attorneys, and administrators (hereinafter "BindView, et al."), from all suits, causes of action, and/or claims of any nature whatsoever, whether known, unknown, or unforeseen, which I have or may have against BindView, et al., arising out of any event, transaction, or matter that occurred before the date of my signing of this Release. I covenant that neither I, nor any person, organization, or other entity on my behalf, will sue BindView, et al., or initiate any type of action for damages, against BindView, et al. with respect to any event, transaction, or matter that occurred before the date of my signing of this Release. I understand and agree that this Release is a GENERAL RELEASE.

2. This Release specifically includes, but is not limited to, a release of all claims of breach of contract, employment discrimination, (including, but not limited to, discrimination on the basis of race, sex, religion, national origin, age, disability or any other protected status, and coming within the scope of Title VII of the U.S. Civil Rights Act, as amended, the U.S. Age Discrimination in Employment Act, as amended, the U.S. Older Workers Benefit Protection Act, or any other applicable state or federal statute in any U.S. of foreign jurisdiction), claims concerning recruitment, hiring, salary rate, stock options, severance pay, wages or benefits due, employment status, libel, slander, defamation, intentional or negligent misrepresentation and/or infliction of emotional distress, together with any and all tort, contract, or other claims which might have been asserted by my or on my behalf in any suit, charge of discrimination, or claim against BindView, et al.

3.  If I have passed my fortieth (40th) birthday, I acknowledge that:

    a. I have been given an opportunity of forty-five (45) days to consider this Release and that I have been encouraged by BindView to discuss its terms with legal counsel of my own choosing and at my own expense;

    b. For a period of seven (7) days following my execution of this Release, I will have the right (referred to herein as the "Revocation Right") to revoke my waiver of claims arising under the Age Discrimination in Employment Act ("ADEA"), a U.S. federal statute that prohibits employers from discriminating against employees who are over the age of 40. If I wish to exercise the Revocation Right:


       i. I must inform BindView by delivering a written notice of revocation to BindView's Houston office, attention: General Counsel, no later than 5:00 p.m. on the seventh calendar day after the date written by my signature below; and

Executive Employment Agreement                           EXECUTIVE:
                                                                   ------------


       ii. If I do so, then (a) the Release shall be voided as to claims arising under the ADEA, but (b) the Release shall remain in full force and effect as to any and all other claims.

4. I agree that except as expressly provided otherwise herein, this Release may not be released, discharged, abandoned, supplemented, changed, or modified in any manner, except by an instrument in writing signed by me and a duly authorized member of the management of BindView.


Date:
      ---------------------------                    --------------------------
                                                     [Signature]


                                                     --------------------------
                                                     Printed Name